AMENDED AND RESTATED BYLAWS	1/28/89

OF	R 3/8/89

THE PBSJ CORPORATION	R 1/9/93

R 1/7/95

ARTICLE I	A 1/31/03

DEFINITIONS

As used in these Bylaws, unless the context otherwise required, the term:

“Affiliate” means a person or group of people that is controlled by or in common control with, the Corporation.

“Board” means the Board of Directors of the Corporation.

“Bylaws” means the restated and amended bylaws of the Corporation, as further amended from time to time.

“Articles of Incorporation” means the initial articles of incorporation of the Corporation, as amended, supplemented or restated from time to time.

“Corporation” means The PBSJ Corporation, a Florida corporation.

“General Corporation Act” means the General Corporation Act of the State of Florida, as amended from time to time.

“Principal Office” means the Corporation’s principal headquarters or any other place within or without the State of Florida as the Board may designate from time to time.

“Shareholders” means the shareholders of the Corporation.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1.    Annual Meeting.    The annual meeting of the Shareholders of this Corporation shall be held annually, within 120 days after the end of the Corporation’s fiscal year, on such date and at such time and place as may be designated by the Board. Business transacted at the annual meeting shall include the election of directors of the Corporation.

Section 2.    Special Meetings.    Special meetings of the Shareholders shall be held when directed by the President or the Board, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at such meetings. A meeting requested by Shareholders shall be called for a date not less than ten nor more than sixty days after the request is made unless the Shareholders requesting the meeting designate a later date; provided, that a meeting called by unanimous request of all Shareholders may be held at any time to which they agree. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or Shareholders requesting the calling of the meeting shall designate another person to do so.

Section 3.    Place.    Meetings of Shareholders shall be held at the Principal Office of the Corporation or at any other place designated by the Board.

Section 4.    Fixing Record Date.    For the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting.

Section 5.    Notice.    Written notice stating the place, day and hour of the meeting and, in the case of a special meeting of Shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each Shareholder of record entitled to vote at the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, notice shall be deemed delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid and return receipt requested.

Section 6.    Notice of Adjourned Meeting.    When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business which might have been transacted on the original date of the meeting may be transacted at the adjourned meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each Shareholder of record on the new record date entitled to vote at such meeting.

Section 7.    Shareholder Quorum and Voting.    A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders unless otherwise provided by law.

Section 8.    Voting of Shares.    Each outstanding share of common stock shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

Section 9.    Proxies.    A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

Section 10.    Action by Shareholders Without a Meeting.    Any action required by law, these Bylaws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

Within 10 days after obtaining such authorization by written consent, notice shall be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, as is provided by law.

ARTICLE III

DIRECTORS

Section 1.    Function.    All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board.

Section 2.    Qualification.    Directors need not be residents of Florida. A majority of the Directors shall be Shareholders of this Corporation and full-time employees of the Corporation or its Affiliates.

Section 3.    Presumption of Assent.    A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken is presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 4.    Number.    This Corporation shall have at least five Directors. The number of directors shall be determined from time to time by the Board.

Section 5.    Election and Terms.    At each annual meeting, the Shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term to which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 6.    Chairman and Vice Chairman.    The Board shall choose, from among its members, a Chairman, who shall preside at all Shareholder meetings and all Board meetings. The Chairman shall serve as the agent for the directors in all matters falling within the scope of the resolutions adopted by the directors, and he shall have such other duties as are provided by the Bylaws or by resolution of the Board unless otherwise specified by resolution of the Board. He shall serve as Chairman until a successor is chosen or until his earlier death, resignation or removal.

The Board shall choose, from among its members, a Vice Chairman who shall have the same powers and duties as the Chairman in the Chairman’s absence.

Section 7.    Compensation.    The Board shall have the authority to fix the compensation of directors. Nothing contained in this Section shall preclude any director from serving the Corporation or any Affiliate thereof in any other capacity and receiving proper compensation therefor.

Section 8.    Vacancies.    Any vacancies occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the Shareholders. If there are no remaining directors, the vacancy shall be filled by the Shareholders.

Section 9.    Resignation; Removal of Directors.    Any director may resign at any time by written

notice to the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

At a meeting of Shareholders called expressly for that purpose, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 10.    Quorum and Voting.    A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting where a quorum is present shall be the act of the Board.

Section 11.    Executive and Other Committees.    The Board may, by resolution adopted by a majority of the full Board, designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board, except as provided by law.

Section 12.    Annual Meetings.    The Board shall hold an annual meeting for purposes of the election of officers and the transaction of other business. The annual meeting of the Board shall be held at such time and place as is specified in a notice given as provided in Section 14 of Article III of the Bylaws for special meetings of the Board or in a waiver of notice thereof. When practicable, such meetings shall be held on the day when and at the place where the annual meeting of Shareholders for the election of directors is held.

Section 13.    Place of Meeting.    Regular and special meetings of the Board shall be held at the Principal Office of the Corporation or at such other place as may be designated by the person or persons giving notice or otherwise calling the meeting.

Section 14.    Time of Meeting.    Regular meetings of the Board shall be held without notice at the time and on the date designated by resolution of the Board. Written notice of the time and place of special meetings of the Board shall be given to each director by personal delivery, telegram or cablegram at least two (2) days before the meeting.

Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board may be called by the Chairman, the President of the Corporation or by any two directors.

Members of the Board (or any committee thereof) may participate in a meeting of the Board (or committee) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 15.    Action Without a Meeting.    Any action required to be taken at a meeting of the Board, or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken and signed by all the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. This consent shall have the same effect as a unanimous vote.

ARTICLE IV

OFFICERS

Section 1.    Officers.    The officers of this Corporation shall consist of a Chairman, President, such number of Vice Presidents as the Board may designate, a Secretary, a Treasurer and such other officers as the Board may determine. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board from time to time. Any two or more offices may be held by the same person, except that the President may not also be the Secretary or an Assistant Secretary.

Section 2.    Compensation.    Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

Section 3.    Chairman.    The Chairman of the Board shall have such duties as may be specifically assigned to him by the Board from time to time. The Chairman shall preside at all meetings of the Board and of the Shareholders of the Corporation.

Section 4.    President.    The President shall have the general and active management of the business of the Corporation, and shall perform such duties as the Board may from time to time prescribe.

Section 5.    Vice-President.    The Vice-President shall be the chief operating officer and shall have the same powers and duties as the President in the event the President is absent or otherwise incapacitated.

Section 6.    Secretary.    The Secretary shall have the custody of and shall maintain all of the corporate records except the financial records; shall record the minutes of all meetings of the Shareholders and Board; shall send out all notice of meetings; and perform such other duties as may be prescribed by the Board or President.

Section 7.    Treasurer.    The Treasurer shall have custody of all corporate funds and financial records; shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of the Shareholders and whenever else required by the Board or President; and shall perform such other duties as may be prescribed by the Board or President.

Section 8.    Removal of Officers.    An officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby.

ARTICLE V

STOCK CERTIFICATES

Section 1.    Issuance.    Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until the share is fully paid.

Section 2.    Form.    Certificates representing shares in this Corporation shall be signed by the President or any Vice President, if any, and the Secretary or any Assistant Secretary, if any, and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other than the Corporation itself or an employee of the Corporation.

Section 3.    Transfer of Stock.    The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

Section 4.    Lost, Stolen, or Destroyed Certificates.    If a Shareholder shall claim to have lost or destroyed a certificate of shares issued by the Corporation, or that such certificate has been stolen, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

ARTICLE VI

BOOKS AND RECORDS

Section 1.    Books and Records.    This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board and committees of directors.

This Corporation shall keep at its registered office or Principal Office a record of its Shareholders, giving the names and addresses of all Shareholders and the number of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.    Shareholders’ Inspection Rights.    Any person who shall have been a holder of record of one-quarter of one percent of the outstanding shares of the Corporation or of voting trust certificates therefor for at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

Section 3.    Financial Information.    Unless modified by resolution of the Shareholders, not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such Shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in Florida, shall be kept for at least five years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VII

DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of the General Corporation Act.

ARTICLE VIII

ISSUANCE, SALE AND REDEMPTION OF SHARES

Section 1.    Issuance and Sale by Corporation; Authority/Consideration.

a.    Issuance and Sale by Corporation; Authority.    The Board must approve the issuance and sale of all shares of the Corporation. The consideration for all such shares, including treasury shares, shall be determined as provided in paragraph a. of Section 3 of this Article VIII. Unless otherwise approved by the Board, shares shall not be issued by the Corporation until the full amount of the consideration therefore has been paid. Shares may be owned only by (a) full time employees of the Corporation and any Affiliate thereof or (b) by part-time employees approved by the Board of Directors, non-employee directors of the Corporation, The PBSJ Employee Profit Sharing Plan and Trust, The PBSJ Corporation Employee Stock ownership Plan and Trust (ESOP) and personal trusts of Shareholders, if approved by the Board.

Section 2.    Redemption by Corporation.

a.    Rule.    Except as provided in paragraph b., below, of this Section 2, when a Shareholder’s full-time employment with the Corporation or an Affiliate thereof is reduced to part-time or terminated completely for any reason whatsoever, including death, the Shareholder, his guardian, heirs, trustee, beneficiaries, or personal representative, shall be required to offer all of his shares to the Corporation, and the Corporation shall be required to purchase all of such shares for a price determined in accordance with paragraph a. of Section 3 hereof, upon the terms and conditions of Section 4 hereof. An exception may be made by the Board of Directors for part-time employees upon request. Such approval shall be based on sound business reasons. A Shareholder may sell some or all of his shares to the Corporation while still in the full-time employ of the Corporation or an Affiliate or if a part-time employee owning shares by consent and agreement of the Board of Directors, and the Corporation shall purchase such shares as provided in the preceding sentence; provided, however, that if the Corporation should be prohibited from purchasing such shares under Florida law the other shareholders of the Corporation shall have the right (but not the obligation) to purchase such shares as provided in Section 6 of this Article VIII.

b.    Exception; Separate Agreement.    Notwithstanding the restriction in paragraph a., above, a former employee of the Corporation or any Affiliate may continue to own shares of the Corporation when such shares are subject to a separate written share redemption or purchase agreement made by the corporation and such former employee, and approved by a vote of over fifty percent (50%) of the shares entitled to vote, before the termination of his employment. Upon request of the part-time employee and based on good business reasons the Board of Directors shall have authority to enter into an agreement permitting the part-time employee to continue his stock ownership. However, such continued ownership shall not entitle the part-time employee to purchase additional stock when offered to full time employees nor permit ownership through The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust.

Section 3.    Price Upon Issuance/Sale or Redemption.

a.    Rule.    Except as provided in paragraphs a. and c. of this Section 3, the price per share for all shares issued, sold, purchased or redeemed by the Corporation shall be an amount equal to the fair market value of such shares, as determined by an independent appraisal. For this purpose, the valuation of the shares shall be performed at least annually, and the price per share shall be based on the value established by the most recent completed appraisal, subject to applicable law.

b.    Exception; Separate Agreement.    If the provisions of paragraph a., above, are in conflict with the provisions of any separate written share redemption or purchase agreement (as provided in paragraph b. of Section 2), then the provisions of such separate agreement shall govern.

c.    Stock Ownership Plan.    The price per share for shares issued upon the exercise of Stock Ownership Rights granted pursuant to The PBSJ Corporation Stock Ownership Plan (the “Plan”) shall be the Exercise Price for such shares fixed in the manner provided in the Plan. The redemption price for such shares shall be determined in the manner provided in paragraph a. of this Section 3. Recipients of Restricted Shares granted pursuant to the Plan shall not be required to pay for such shares, and such shares shall have no redemption value prior to the expiration of three years from the date they were awarded, except upon the death of the holder thereof. Upon the expiration of such three-year period or the death of the shareholder, whichever occurs first, such shares shall be deemed fully paid and shall be redeemable at a price determined in the manner provided in paragraph a. of this Section 3.

Section 4.    Purchase by the Corporation or ESOP.

a.    Payment Options.    In any share redemption or purchase, the Corporation or the ESOP, as the case may be, shall have the option to pay the total sum due for the shares redeemed or purchased all in cash, or any portion in cash and the remainder in installments, or all in installments; provided however, that all of such payments shall be out of funds legally available for such purposes under applicable law.

b.    Installment Payments.    Any sum the Corporation or the ESOP elects to pay in installments shall be paid to the Shareholder, or his heirs, beneficiaries, personal representative or guardian, as the case may be, over such period as the Board or the ESOP Trustees may determine, provided that such period shall not exceed five (5) years. Subject to applicable law, interest shall be paid on any unpaid balance at a rate equal to the prime rate charged by the Corporation’s primary bank lender(s). The initial rate shall be the rate in effect at the time of sale, and this rate shall be updated on December 31 of each year to the rate in effect at that time. All or any part of the unpaid balance may be prepaid in whole or in part at any time or times without penalty.

c.    Apportionment of payments.    In the event the corporation is indebted to more than one former shareholder, or his guardian, or the heirs, beneficiaries, or personal representative of a deceased Shareholder, incident to the redemption of stock under this Article VIII, and there are insufficient funds to pay all such payments as they fall due, then, the Board shall apportion such funds as are, from time to time, available between/among such payments so due.

d.    Discretionary Powers of the Board.    The Board shall neither be prohibited nor in any way limited or restricted from utilizing funds available for installment payment purposes for any corporate purposes, whatsoever, it being only required that, in all matters respecting the accumulation and/or disbursal of such funds, it consider what, in its judgment and discretion, will be in the best short and long term interests of the Corporation, the Shareholders, and any former Shareholders, or their guardians, or the heirs, beneficiaries, or personal representatives of deceased Shareholders to whom the Corporation may be indebted incident to the redemption of any shares under paragraph a. of Section 2. Additionally, except as otherwise specifically provided in this Article VIII, when any provision of the Bylaws shall either explicitly or inferentially require interpretation, or when any such provision shall allow, permit or require discretionary action, the Board shall have full power and authority to make such interpretation and/or to take such discretionary action as it deems proper. Provided, however, if a Shareholder, former Shareholder, or his guardian, or the heirs, beneficiaries or personal representative of a deceased Shareholder contend that the Board has not made every reasonable effort to make timely installment payments, as provided for under this paragraph d., then such person or persons may bring an action (based upon but restricted to such contention) for specific performance in a court of competent jurisdiction.

e.    Exception; Separate Agreement.    If the provisions of paragraph a. through d., above, are in conflict with the provisions of any separate written share redemption or purchase agreement (as provided in paragraph b. of Section 2 hereof), then the provisions of such separate agreement shall govern.

Section 5.    Delivery of Share Certificates.

a.    Rule.    Upon payment of any cash and/or upon acknowledgment by the Corporation or the ESOP of any sum to be paid in installments, the Shareholder, his guardian, or his heirs, beneficiaries, or personal representative, as the case may be, shall forthwith deliver the certificates representing such Shareholder’s shares to be sold to the Corporation or the ESOP, as the case may be. If the Corporation elects to pay the purchase price in installments, such number of shares as shall be represented by any cash payment (based on the redemption price per share) shall belong to the Corporation, without restriction or limitation; such number of shares as shall be represented by the sum to be paid in installment payments (based on the redemption price per share) shall be held in escrow by a person designated by the Directors, until the sum due for said shares is paid, except that if, as and when such sum is from time to time, reduced, shares representing each such reduction (based on the redemption price per share) shall become the property of the Corporation, without limitations or restrictions. If the ESOP elects to pay the purchase price in installments, it shall deliver an unsecured promissory note to the Shareholder, his guardian, or his heirs, beneficiaries or personal representative, as the case may be, in the amount of the unpaid balance, and the shares so purchased shall be the property of the ESOP, without any limitations or restrictions.

b.    Exception, Separate Agreement.    If the provisions of paragraph a., above, are in conflict with the provisions of any separate written share redemption or purchase agreement (as provided in paragraph b. of Section 2), then the provisions of such separate agreement shall govern.

Section 6.    Purchase by Shareholders.    If, under applicable law, the Corporation is prohibited from redeeming shares (as provided in paragraph a. of Section 2), and the ESOP is prohibited or does not exercise its right to purchase the shares, then the shares not so redeemed or purchased shall be offered to the Shareholders of the Corporation (at no more than the Corporation’s redemption price), each of whom shall then have the right (but not the obligation) for thirty (30) days from the date of such offer to purchase such shares. Each Shareholder shall have the opportunity to purchase a percentage of such shares equal to his proportionate ownership of all issued shares, and each Shareholder’s right to purchase his proportionate percentage of such shares shall be assignable only to the other Shareholders.

Section 7.    Amendments.    The provisions of this Article VIII shall not be changed by amendment, except by vote of the holders of more than fifty percent (50%) of the shares entitled to vote thereon. No shares held in escrow shall be voted directly or indirectly or counted for the purposes of such vote.

ARTICLE IX

INDEMNIFICATION

Section 1.    Right to Indemnification.    Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person) (1) who is or was a director or officer of the Corporation, (2) who is or was an agent or employee of the Corporation other than an officer and as to whom the Corporation has agreed to grant such indemnity, or (3) who is or was serving at the request of the Corporation as its representative in the position of director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any such future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decision), against any fine, liability, cost or expense, including attorneys’ fees, asserted against him or incurred by him in his capacity as such director, officer, agent, employee, or representative, or arising out of his status as such director, officer, agent, employee or representative.

Section 2.    Advance of Costs, Charges and Expenses.    Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt in the case of a director or officer, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article, and upon satisfaction of such other conditions as are required by current or future legislation (but with respect to future legislation, only to the extent that is provides conditions less burdensome to the director, officer, employee, agent or representative, and to the Corporation, than those provided previously). Such cost, charges and expenses incurred by other employees, agents and representatives may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board may, in the manner set forth above, and upon approval of such director, officer, employee, agent or representative of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 3.    Procedure for Indemnification.    Any indemnification or advance of costs, charges and expenses under this Article shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee, agent or representative. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee, agent or representative in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the applicable standard of conduct, if any, required as a prerequisite to such indemnification or advances under the General Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board or a committee thereof, its independent legal counsel, and its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor the fact that there has been an actual determination by the Corporation (including the Board or a committee thereof, its independent legal counsel, and its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.    Other Rights: Continuance of Right to Indemnification.    The indemnification or advance of costs, charges and expenses provided by this Article shall not be deemed exclusive of any other or future rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation. All rights to indemnification or advance of costs, charges and expenses under this Article shall be deemed to be a contract between the Corporation and each director, officer, employee, agent or representative of the Corporation described in Section 1 of this Article who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee, agent or representative or the obligations of the Corporation arising hereunder.

Section 5.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

Section 6.    Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer, and each employee, agent and representative of the Corporation described in Section 1 of this Article, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article that shall not have been invalidated to the full extent permitted by applicable law.

ARTICLE X

SEAL

The Board shall provide a corporate seal which shall be in circular form.

ARTICLE XI

AMENDMENT

These Bylaws may be altered, amended, supplemented or repealed, and new Bylaws adopted, by the Shareholders.

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